SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015

EAT AT JOE’S, LTD.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

670 White Plains Road

Suite 120, Scarsdale, New York 10583
(Address of Principal Executive Offices and Zip Code)

(914) 725-2700
(Issuer's telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beginning March 2, 2015, Mark McGarrity, age 35, assumed duties as the Company’s Chief Information Officer. There was no arrangement or understanding between Mr. McGarrity and any other person pursuant to which he was selected as an officer. There exist no family relationship between any director, executive officer, and Mr. McGarrity.

Since the beginning of the Company’s last fiscal year, Mr. McGarrity was not involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

Mr. McGarrity was formerly the owner and Chief Executive Officer of Franklin Networks, Inc. While at Franklin, Mr. McGarrity was primarily involved in the growth of Franklin’s digital publishing initiatives and web properties. He is an accomplished online marketer and technologist with a diverse background in not only digital and email marketing, but also traditional marketing and publishing.

For the past 13 years, Mr. McGarrity created successful marketing initiatives and campaigns resulting in dramatic growth in a number of industries from non-profit to high tech. In addition to his background in online marketing and publishing, Mr. McGarrity is also an accomplished software developer. As the Company’s Chief Information Officer, Mr. McGarrity will focus on online marketing, strategic business process automation, web development, digital publishing, social media marketing and optimization.

The Company and Mr. McGarrity entered into an at will employment contract, in which Mr. McGarrity agreed to oversee and guide the Company’s information technologies related to the development and maintenance the Company’s web sites, mobile applications, games, and advertising in connection to software development. Mr. McGarrity’s duties include, but are not limited to: research and development, signing agreements and otherwise committing the Company regarding software development and advertising, subject to operating budgets set by the Board of Directors, review by the Company’s general and assistant general counsel, and the written policies and resolutions of the Board. The Company agreed to compensate Mr. McGarrity with an annualized base salary of $120,000 paid in accordance with the regular payroll practices of the Company for executives, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations. In addition, the Company agreed to issue to Mr. McGarrity a signing bonus of 250,000 shares of restricted common stock with a gating provision restricting Mr. McGarrity to selling no more than 5,000 shares daily for every 250,000 shares of daily trading volume after Mr. McGarrity complies with Rule 144.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAT AT JOE’S, LTD. (Registrant)

Date March 6, 2015

By:/s/ James R. Thompson

Chief Executive Officer

President

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